UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2022 urban-gro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 13, 2022, urban-gro, Inc., (the “Company”), Emerald Merger Sub, Inc. (“Merger Sub”), Emerald Construction Management, Inc. (“Emerald”), Christopher W. Cullens, Charles W. Cullens, and Green Stone Property LLC (“Green Stone” and, collectively with Christopher W. Cullens and Charles W. Cullens, the “Sellers”), and, solely in his capacity as the Seller Representative, Christopher W. Cullens (the “Seller Representative”) entered into an Acquisition Agreement and Plan of Merger (the “Acquisition Agreement”), pursuant to which Emerald will merge with and into Merger Sub and the Company will purchase all of Sellers’ membership interest in CTS Strategies, LLC (the “CTS Interest”).

Pursuant to the Acquisition Agreement, the initial purchase price for Emerald (the “Initial Purchase Price”) shall be up to $5.0 million, consisting of $2.5 million in unregistered shares (the “Closing Payment Shares”) of the Company’s common stock, par value $0.001 (“Company Common Stock”) and up to $2.5 million of cash, and the purchase price for the CTS Interest will be $1,000. The Initial Purchase Price is subject to certain adjustments, including a working capital adjustment. At closing, the Initial Purchase Price will be paid in the form of wire transfer of immediately available funds and the issuance of the Closing Payment Shares. Additionally, the Acquisition Agreement provides for additional earnout payments (“Earnout Payments”) to the Sellers of up to an aggregate amount of $2.0 million, payable in unregistered shares of Company Common Stock. The Earnout Payments are payable quarterly for a two year period and will be equal to 35% of the Quarterly Gross Profit (as defined in the Acquisition Agreement). The value of the shares of Company Common Stock to be issued in the transaction will be determined based upon the daily volume weighted average closing price of the Company Common Stock in the ten trading days prior to the issuance of such shares.

The Acquisition Agreement contains customary representations and warranties, operating covenants and termination rights.

The foregoing provides only a brief description of the material terms of the Acquisition Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Acquisition Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 14, 2022, the Company issued a press release announcing the Acquisition Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
2.1	Acquisition Agreement and Plan of Merger

99.1	Press Release dated March 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: March 14, 2022	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer